Exhibit 5.2

SHIN-MARUNOUCHI BUILDING, 29TH FLOOR
1-5-1 MARUNOUCHI
CHIYODA-KU, TOKYO 100-6529
Morrison & Foerster Gaikokuho Jimu Bengoshi Jimusho	JAPAN
Morrison & Foerster Law Offices	TELEPHONE: +81 3 3214 6522
(Registered Associated Offices)	FACSIMILE: +81 3 3214 6512

〒100-6529
東京都千代田区丸の内1-5-1 新丸の内ビルディング29階

February 7, 2025

Board of Directors

TNL Mediagene

23-2 Maruyamacho

Shibuya-ku, Tokyo 150-0044

Japan

4F., No. 88, Yanchang Rd.

Xinyi District

Taipei City 110

Taiwan

Re:	Registration Statement on Form F-1

Ladies and Gentlemen:

We are acting as counsel to TNL Mediagene, an exempted company with limited liability organized under the laws of the Cayman Islands (the “Company”), in connection with its registration statement on Form F-1 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for, among other things, the purpose of registering the resale from time to time by the selling securityholders named in the Registration Statement or their permitted transferees in interest of (i) up to 2,908,047 warrants of the Company (the “Warrants”), each entitling its holder to purchase one ordinary share of the Company, par value $0.0001 per share (the “Warrant Shares”) and (ii) up to 2,908,047 Warrant Shares issuable upon exercises of up to 2,908,047 Warrants.

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. In rendering this opinion, we have relied on the opinion of Walkers (Hong Kong), being filed as an exhibit to the Registration Statement, that all necessary corporate action on the part of the Company has been taken under the laws of the Cayman Islands to authorize the issuance of the Warrants, that the Company had the power and authority to execute and deliver, and to perform and observe the provisions of such documents under the laws of the Cayman Islands, and that such documents constitute the valid, legal and binding obligations of the Company under the laws of the Cayman Islands. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Board of Directors
TNL Mediagene
February 7, 2025
Page Two

This opinion letter is based as to matters of law solely on the laws of the State of New York as currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that, assuming the Warrants have been duly authorized and validly issued, the Warrants constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Our opinions expressed herein are subject to the following qualifications and exceptions:

(i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii) limitations imposed by general principles of equity upon the availability of equitable remedies, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

(iii) we express no opinion as to the applicability of any regulatory statute, or rule or regulation of any regulatory agency, to the Company or the effect of any such statute, rule or regulation on the opinions expressed herein; and

(iv) our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Board of Directors
TNL Mediagene
February 7, 2025
Page Three

Very truly yours,

Morrison & Foerster LLP